CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee

Dual Directional Trigger PLUS due 2021	$2,170,000	$270.17

March 2018

Pricing Supplement No. 423
Registration Statement Nos. 333-221595; 333-221595-01
Dated March 26, 2018
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Trigger PLUS, or “Trigger PLUS,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS and prospectus, as supplemented or modified by this document.  The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund, which we refer to as the underlying shares.  At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying shares, subject to the maximum payment at maturity.  If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying shares, which will be effectively limited to a 30% return.  However, if the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer.  Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.  The Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying shares and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and absolute return features that in each case apply to a limited range of performance of the worst performing underlying shares.  The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Trigger PLUS differ from the PLUS described in the accompanying product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the worst performing underlying shares depreciates by no more than 30%.  The Trigger PLUS are not the Buffered PLUS described in the accompanying product supplement for PLUS.  Unlike the Buffered PLUS, the Trigger PLUS do not provide any protection if the worst performing underlying shares depreciate by more than 30%.

All payments are subject to our credit risk.  If we default on our obligations, you could lose some or all of your investment.  These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	March 31, 2021
Underlying shares:	SPDR® S&P® Bank ETF (the “KBE Shares”) and the Industrial Select Sector SPDR® Fund (the “XLI Shares”)
Aggregate principal amount:	$2,170,000
Payment at maturity:	If the final share price of each of the underlying shares is greater than its respective initial share price,
$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares) In no event will the payment at maturity exceed the maximum payment at maturity.
If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level,
$1,000 + ($1,000 × absolute share return of the worst performing underlying shares)
If the final share price of either of the underlying shares is less than its respective trigger level,
$1,000 × share performance factor of the worst performing underlying shares
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 30%, and possibly all, of your investment.
Share percent change:	With respect to each of the underlying shares, (final share price – initial share price) / initial share price
Worst performing underlying shares:	The underlying shares with the lesser share percent change
Share performance factor:	With respect to each of the underlying shares, final share price / initial share price
Absolute share return:	The absolute value of the share percent change. For example, a -5% share percent change will result in a +5% absolute share return.
Initial share price:

With respect to the KBE Shares, $48.31, which is the closing price of such underlying shares on the pricing date

With respect to the XLI Shares, $74.50, which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the valuation date times the adjustment factor of such underlying shares on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Valuation date:	March 26, 2021, subject to adjustment for non-trading days and certain market disruption events
Leverage factor:	150%
Maximum payment at maturity:	$1,385.00 per Trigger PLUS (138.50% of the stated principal amount)
Trigger level:	With respect to the KBE Shares, $33.817, which is 70% of its initial share price With respect to the XLI Shares, $52.15, which is 70% of its initial share price
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	March 26, 2018
Original issue date:	March 29, 2018 (3 business days after the pricing date)
CUSIP / ISIN:	61768CP43 / US61768CP432
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$949.40 per Trigger PLUS. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per Trigger PLUS	$1,000	$28.50	$971.50
Total	$2,170,000	$61,845	$2,108,155
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $28.50 for each Trigger PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)	See “Use of proceeds and hedging” on page 21.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2017       Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021 (the “Trigger PLUS”) can be used:

▪	To gain exposure to the worst performing of two U.S. equity underlyings

▪	To potentially outperform the worst performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund, subject to the maximum payment at maturity, by taking advantage of the leverage factor

▪	To obtain an unleveraged positive return for a limited range of negative performance of the worst performing underlying shares

If the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer.

Maturity:	Approximately 3 years
Leverage factor:	150%
Maximum payment at maturity:	$1,385.00 per Trigger PLUS (138.50% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose all their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each of the underlying shares, 70% of its initial share price
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date is less than $1,000.  We estimate that the value of each Trigger PLUS on the pricing date is $949.40.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlying shares.  The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor, the trigger levels and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

March 2018	Page 2

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer the potential for a positive return at maturity based on the absolute value of a limited range of percentage changes of the worst performing underlying shares.  At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying shares, subject to the maximum payment at maturity.  If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying shares, which will be effectively limited to a 30% return.  However, if the final share price of either of the underlying shares is less than its respective trigger level, the absolute return feature will no longer be available and instead investors will be negatively exposed to the full decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer.  Investors may lose their entire initial investment in the Trigger PLUS.  All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance Up to a Cap	The Trigger PLUS offer investors an opportunity to receive 150% of the positive return of the worst performing of the underlying shares, subject to the maximum payment at maturity, if both underlying shares have appreciated in value.
Absolute Return Feature	The Trigger PLUS enable investors to obtain an unleveraged positive return if the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level.
Upside Scenario if Both Underlying Shares Appreciate	Both underlying shares increase in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 150% of the share percent change of the worst performing underlying shares, subject to the maximum payment at maturity of $1,385.00 per Trigger PLUS (138.50% of the stated principal amount).
Absolute Return Scenario	The final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level. In this case, you receive a 1% positive return on the Trigger PLUS for each 1% negative return on the worst performing underlying shares. For example, if the final share price of the worst performing underlying shares is 10% less than its respective initial share price, the Trigger PLUS will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 30% return at maturity.
Downside Scenario

The final share price of either of the underlying shares is less than its respective trigger level.

In this case, the Trigger PLUS redeem for at least 30% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying shares over the term of the Trigger PLUS.  Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount per Trigger PLUS.  For example, if the final share price of the worst performing underlying shares is 70% less than its initial share price, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300.00, or 30% of the stated principal amount.  There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.

March 2018	Page 3

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS.  The following examples are for illustrative purposes only.  The actual initial share price and trigger level for each of the underlying shares are set forth on the cover page of this document.  Any payment at maturity on the Trigger PLUS is subject to our credit risk.  The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	150%
Hypothetical initial share price:	With respect to the KBE Shares: $50 With respect to the XLI Shares: $70
Hypothetical trigger level:	With respect to the KBE Shares: $35 With respect to the XLI Shares: $49
Maximum payment at maturity:	$1,385.00 per Trigger PLUS (138.50% of the stated principal amount)

EXAMPLE 1: The final share price of each of the underlying shares is greater than its respective initial share price.

Final share price		KBE Shares: $55
XLI Shares: $98
Share percent change		KBE Shares: ($55 – $50) / $50 = 10% XLI Shares: ($98 – $70) / $70 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 150% × 10%), subject to the maximum payment at maturity
	=	$1,150.00

In example 1, the final share prices of both the KBE Shares and the XLI Shares are greater than their initial share prices.  The KBE Shares have appreciated by 10% while the XLI Shares have appreciated by 40%.  Therefore, investors receive at maturity the stated principal amount plus 150% of the appreciation of the worst performing underlying shares, which are the KBE Shares in this example.  Investors receive $1,150.00 per Trigger PLUS at maturity.

EXAMPLE 2: Both underlying shares appreciate significantly above their respective initial share prices, and so investors receive only the maximum payment at maturity.

Final share price		KBE Shares: $75
XLI Shares: $101.50
Share percent change		KBE Shares: ($75 – $50) / $50 = 50% XLI Shares: ($101.50 – $70) / $70 = 45%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 150% × 45%), subject to the maximum payment at maturity
	=	maximum payment at maturity of $1,385.00 per Trigger PLUS

March 2018	Page 4

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In example 2, the final share prices of both the KBE Shares and the XLI Shares are greater than their initial share prices.  The KBE Shares have appreciated by 50% while the XLI Shares have appreciated by 45%.  Therefore, investors receive at maturity the stated principal amount plus 150% of the appreciation of the worst performing underlying shares, subject to the maximum payment at maturity of $1,385.00 per Trigger PLUS. Under the terms of the Trigger PLUS, investors will realize the maximum payment at maturity at a final share price of the worst performing underlying shares of approximately 125.67% of its respective initial share price. Therefore, in this example, investors receive only the maximum payment at maturity of $1,385.00 per stated principal amount, even though both underlying shares have appreciated significantly.

EXAMPLE 3: The final share price of one of the underlying shares is greater than its respective initial share price while the final share price of the other underlying shares is less than its respective initial share price but greater than its respective trigger level.

Final share price		KBE Shares: $70
XLI Shares: $59.50
Share percent change		KBE Shares: ($70 – $50) / $50 = 40% XLI Shares: ($59.50 – $70) / $70 = -15%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return of the worst performing underlying shares)
	=	$1,000 + ($1,000 × 15%)
	=	$1,150

In example 3, the final share price of the KBE Shares is greater than its respective initial value, while the final share price of the XLI Shares is less than its respective initial share price but greater than its respective trigger level.  While the KBE Shares have appreciated by 40%, the XLI Shares have declined by 15%.  Therefore, investors receive at maturity the stated principal amount plus the absolute value of the performance of the worst performing underlying shares, which are the XLI Shares in this example.  Investors receive $1,150 per Trigger PLUS at maturity.  In this example, investors receive a positive return even though one of the underlying shares declined in value by 15%, due to the absolute return feature of the Trigger PLUS and because neither of the underlying shares declined beyond its respective trigger level.

EXAMPLE 4: The final share price of one of the underlying shares is greater than its respective initial share price while the final share price of the other underlying shares is less than its respective initial share price and trigger level.

Final share price		KBE Shares: $55
XLI Shares: $35
Share percent change		KBE Shares: ($55 – $50) / $50 = 10% XLI Shares: ($35 – $70) / $70 = -50%
Share performance factor		KBE Shares: $55 / $50 = 110% XLI Shares: $35 / $70 = 50%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying shares
	=	$1,000 × 50%
	=	$500

In example 4, the final share price of the KBE Shares is greater than its respective initial share price, while the final share price of the XLI Shares is less than its respective initial share price and trigger level.  While the KBE Shares have appreciated by 10%, the XLI Shares have declined by 50%.  Therefore, investors are exposed to the negative performance of the XLI Shares, which are the worst performing underlying shares in this example, and receive a payment at maturity of $500.  In this example, investors are exposed to the negative performance of the worst performing underlying shares even

March 2018	Page 5

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

though the other underlying shares have appreciated in value by 10%, because the final share price of each of the underlying shares is not greater than or equal to its respective trigger level.

EXAMPLE 5: The final share price of each of the underlying shares is less than its respective initial share price but is greater than its respective trigger level.

Final share price		KBE Shares: $42.50
XLI Shares: $58.80
Share percent change		KBE Shares: ($42.50 – $50) / $50 = -15% XLI Shares: ($58.80 – $70) / $70 = -16%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return of the worst performing underlying shares)
	=	$1,000 + ($1,000 × 16%)
	=	$1,160

In example 5, the final share price of each of the underlying shares is less than its respective initial share price but is greater than its respective trigger level.  The KBE Shares have declined by 15% while the XLI Shares have declined by 16%.  Therefore, investors receive at maturity the stated principal amount plus the absolute value of the performance of the worst performing underlying shares, which are the XLI Shares in this example.  Investors receive $1,160 per Trigger PLUS at maturity.

EXAMPLE 6: The final share price of each of the underlying shares is less than its respective trigger level.

Final share price		KBE Shares: $15
XLI Shares: $28
Share percent change		KBE Shares: $15 – $50) / $50 = -70% XLI Shares: ($28 – $70) / $70 = -60%
Share performance factor		KBE Shares: $15 / $50 = 30% XLI Shares: $28 / $70 = 40%
Payment at maturity	=	$1,000 × (share performance factor of the worst performing underlying shares)
	=	$1,000 × 30%
	=	$300

In example 6, the final share prices of both the KBE Shares and the XLI Shares are less than their respective trigger levels.  The KBE Shares have declined by 70% while the XLI Shares have declined by 60%.  Therefore, investors are exposed to the negative performance of the KBE Shares, which are the worst performing underlying shares in this example, and receive a payment at maturity of $300.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.

March 2018	Page 6

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS and prospectus.  We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

▪	The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final share price of either of the underlying shares is less than its respective trigger level, the absolute return feature will no longer be available and the payment at maturity will be an amount in cash that is at least 30% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying shares over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

▪	The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity. The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity of $1,385.00 per Trigger PLUS, or 138.50% of the stated principal amount. Although the leverage factor provides 150% exposure to any increase in the final share price of the worst performing underlying shares over its initial share price, because the payment at maturity will be limited to 138.50% of the stated principal amount for the Trigger PLUS, any increase in the final share price of the worst performing underlying shares over its initial share price by more than approximately 25.67% of its initial share price will not further increase the return on the Trigger PLUS.

▪	You are exposed to the price risk of both underlying shares. Your return on the Trigger PLUS it not linked to a basket consisting of both underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying shares. Poor performance by either of the underlying shares over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. If either of the underlying shares declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying shares at maturity, and you will lose a significant portion or all of your investment, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of both underlying shares.

▪	The Trigger PLUS are linked to the SPDR® S&P® Bank ETF and are subject to risks associated with the banking sector.

The KBE Shares track the performance of the S&P Banks Select Industry Index. Each of the equity securities included in the S&P Banks Select Industry Index has been issued by a company whose business is associated with the banking sector. Because the value of the securities is determined based on the performance of the KBE Shares, an investment in the securities will be concentrated in this sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers.

The stocks represented in the S&P Banks Select Industry Index are issued by companies whose primary lines of business are directly associated with the banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The regional banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

March 2018	Page 7

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The Trigger PLUS are linked to the Industrial Select Sector SPDR® Fund and are subject to risks associated with the industrial sector. As the Industrial Select Sector SPDR® Fund is one of the underlying shares, and the component stocks of the XLI Shares are concentrated in the industrial sector, the Trigger PLUS are subject to risks associated with the industrial sector. Stock prices for the types of companies included in this sector are affected by supply and demand both for their specific product or service and for industrial sector products in general. Other factors that will affect these companies include, but are not limited to, government regulation, world events and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities. Additionally, aerospace and defense companies, which represent a component segment of the industrial sector, can be significantly affected by government spending policies, because companies involved in this industry tend to rely to a significant extent on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies may be heavily influenced by governmental defense spending policies, which are typically under pressure from efforts to control the U.S. (and other) government budgets. Additionally, stocks of transportation companies, which represent a component segment of the industrial sector, are often cyclical and can experience sharp price movements that may result from changes in the economy, fuel prices, labor agreements or insurance costs, among other factors.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlying shares may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “SPDR® S&P® Bank ETF Overview” and “Industrial Select Sector SPDR® Fund Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

▪	The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on its obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected

March 2018	Page 8

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The amount payable on the Trigger PLUS is not linked to the values of the underlying shares at any time other than the valuation date. The final share price of each of the underlying shares will be based on the closing price of such index on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if both underlying shares appreciate prior to the valuation date but the value of either of the underlying shares drops by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying shares prior to such drop. Although the actual values of the underlying shares on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing prices on the valuation date.

▪	Investing in the Trigger PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the Trigger PLUS is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

▪	Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the Trigger PLUS. The investment advisor to each of the underlying shares (SSgA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the Trigger PLUS. The publisher of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the Trigger PLUS. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

March 2018	Page 9

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the Trigger PLUS. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the valuation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at

March 2018	Page 10

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS.  Accordingly, you should be willing to hold your Trigger PLUS to maturity.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the Trigger PLUS (and possibly to other instruments linked to the underlying shares and the share underlying indices), including trading in the stocks that constitute the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price of either of the underlying shares, and, therefore, could have increased the value at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of either of the underlying shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying shares).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. has determined the initial share prices and the trigger levels, will determine the final share prices, including whether either of the underlying shares have decreased to below the respective trigger level, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the final share price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional provisions—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the Trigger PLUS if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

March 2018	Page 11

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

March 2018	Page 12

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P® Bank ETF Overview

The SPDR® S&P® Bank ETF is an exchange-traded fund managed by SSgA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Banks Select Industry Index.

The SPDR® Series Trust (the “Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Bank ETF. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Bank ETF is accurate or complete.

Information as of market close on March 26, 2018:

Bloomberg Ticker Symbol:	KBE UP
Current Share Price:	$48.31
52 Weeks Ago:	$41.79
52 Week High (on 3/9/2018):	$51.86
52 Week Low (on 9/7/2017):	$39.81

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the KBE Shares for each quarter from January 1, 2013 through March 26, 2018. The closing price of the KBE Shares on March 26, 2018 was $48.31.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The KRE Shares have at times experienced periods of high volatility, and you should not take the historical values of the KRE Shares as an indication of future performance.

SPDR® S&P® Bank ETF (CUSIP 78464A797)	High ($)	Low ($)	Period End ($)
2013
First Quarter	27.23	24.57	26.92
Second Quarter	28.84	25.47	28.72
Third Quarter	31.98	29.09	30.03
Fourth Quarter	33.18	29.54	33.17
2014
First Quarter	34.67	30.78	34.04
Second Quarter	34.50	31.03	33.42
Third Quarter	33.87	31.24	31.91
Fourth Quarter	33.92	30.05	33.55
2015
First Quarter	34.15	29.99	33.51
Second Quarter	37.20	33.44	36.26
Third Quarter	37.06	31.61	33.24
Fourth Quarter	36.59	32.93	33.82
2016
First Quarter	33.05	26.52	30.37
Second Quarter	33.64	28.19	30.48
Third Quarter	34.23	29.27	33.38
Fourth Quarter	44.16	33.21	43.47
2017
First Quarter	46.56	41.67	42.98
Second Quarter	44.10	41.01	43.52

March 2018	Page 13

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P® Bank ETF (CUSIP 78464A797)	High ($)	Low ($)	Period End ($)
Third Quarter	45.09	39.81	45.09
Fourth Quarter	48.37	43.68	47.34
2018
First Quarter (through March 26, 2018)	51.86	46.75	48.31

KBE Shares Daily Closing Prices January 1, 2013 to March 26, 2018

This document relates only to the Trigger PLUS referenced hereby and does not relate to the KBE Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KBE Shares (and therefore the price of the KBE Shares at the time we priced the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KBE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the KBE Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the Trigger PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KBE Shares.

The Trigger PLUS are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the

March 2018	Page 14

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trigger PLUS. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”,“SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The Trigger PLUS are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

S&P Banks Select Industry Index. The S&P Banks Select Industry Index is calculated and disseminated by S&P and is designed to measure the performance of stocks in the S&P Total Market Index that are classified in the GICS asset management & custody banks, diversified banks, regional banks, other diversified financial services and thrifts & mortgage finance sub-industries.

March 2018	Page 15

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Industrial Select Sector SPDR® Fund Overview

The Industrial Select Sector SPDR® Fund is an exchange-traded fund managed by SSgA Funds Management, Inc., that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the industrial sector of the U.S. equity market, as represented by the S&P® Industrial Select Sector Index.  The S&P® Industrial Select Sector Index is a modified market capitalization-based index owned by S&P Dow Jones Indices LLC.  See “The S&P® Industrial Select Sector Index” below.  Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other publicly available sources.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Industrial Select Sector SPDR® Fund is accurate or complete.

Information as of market close on March 26, 2018:

Bloomberg Ticker Symbol:	XLI UP
Current Share Price:	$74.50
52 Weeks Ago:	$64.30
52 Week High (on 1/26/2018):	$80.66
52 Week Low (on 4/13/2017):	$64.02

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLI Shares for each quarter from January 1, 2013 through March 26, 2018. The closing price of the XLI Shares on March 26, 2018 was $74.50.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The XLI Shares have at times experienced periods of high volatility, and you should not take the historical values of the XLI Shares as an indication of future performance.

Industrial Select Sector SPDR® Fund (CUSIP: 81369Y704)	High ($)	Low ($)	Period End ($)
2013
First Quarter	42.12	38.64	41.73
Second Quarter	44.36	40.17	42.57
Third Quarter	47.76	42.61	46.37
Fourth Quarter	52.26	45.41	52.26
2014
First Quarter	53.00	48.64	52.33
Second Quarter	55.59	50.90	54.06
Third Quarter	54.75	51.40	53.15
Fourth Quarter	57.50	49.54	56.57
2015
First Quarter	58.16	54.37	55.77
Second Quarter	57.22	54.03	54.06
Third Quarter	54.94	48.83	49.89
Fourth Quarter	55.40	49.78	53.01
2016
First Quarter	55.82	48.02	55.47
Second Quarter	57.16	53.10	55.96
Third Quarter	59.08	55.67	58.38
Fourth Quarter	64.05	56.42	62.22
2017
First Quarter	66.97	62.59	65.06
Second Quarter	69.10	64.02	68.11
Third Quarter	71.00	67.15	71.00
Fourth Quarter	75.81	70.23	75.67

March 2018	Page 16

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Industrial Select Sector SPDR® Fund (CUSIP: 81369Y704)	High ($)	Low ($)	Period End ($)
2018
First Quarter (through March 26, 2018)	80.66	72.74	74.50

XLI Shares Daily Closing Prices January 1, 2013 to March 26, 2018

This document relates only to the Trigger PLUS referenced hereby and does not relate to the XLI Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLI Shares (and therefore the price of the XLI Shares at the time we priced the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLI Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLI Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws.  As a purchaser of the Trigger PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLI Shares.

The Trigger PLUS are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the

March 2018	Page 17

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trigger PLUS. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”,“SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The Trigger PLUS are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

The S&P® Industrial Select Sector Index. The Select Sector Industrials Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index. As of December 31, 2016, the Industrial Select Sector Index included 69 component stocks in the following industries: aerospace and defense, building products, construction and engineering, electrical equipment, industrial conglomerates, machinery, commercial services and supplies, air freight & logistics, airlines, road & rail and transportation infrastructure.

March 2018	Page 18

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Share underlying indices:	With respect to the KBE Shares, S&P Banks Select Industry Index With respect to the XLI Shares, S&P® Industrial Select Sector Index
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:	If the scheduled valuation date is not a trading day with respect to either of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either of the underlying shares.
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.
Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:
▪	A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.
▪	Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”).  If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed).  Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS.  U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax

March 2018	Page 19

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2019 that do not have a delta of one with respect to any Underlying Security.  Based on our determination that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Trustee:	The Bank of New York Mellon

March 2018	Page 20

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes.  We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers.  We expect our hedging counterparties to have taken positions in underlying shares and in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices.  Such purchase activity could have increased the value of one or both of the underlying shares on the pricing date, and therefore could have increased the price at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying shares).  In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying shares, futures or options contracts on the underlying shares or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches.  We cannot give any assurance that our hedging activities will not affect the value of either of the underlying shares, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying shares).  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Trigger PLUS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”).  ERISA Section 406 and Section 4975 of the Code generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Trigger PLUS are acquired by or with the assets of a Plan with

March 2018	Page 21

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Trigger PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Trigger PLUS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Trigger PLUS.

Because we may be considered a party in interest with respect to many Plans, the Trigger PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Trigger PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Trigger PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Trigger PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Trigger PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trigger PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Trigger PLUS are contractual financial instruments.  The financial exposure provided by the Trigger PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Trigger PLUS.  The Trigger PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the

March 2018	Page 22

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trigger PLUS. Each purchaser or holder of any Trigger PLUS acknowledges and agrees that:
(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Trigger PLUS, (B) the purchaser or holder’s investment in the Trigger PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Trigger PLUS;
(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Trigger PLUS and (B) all hedging transactions in connection with our obligations under the Trigger PLUS;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests are adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Trigger PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Trigger PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any Trigger PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these Trigger PLUS should consult and rely on their own counsel and advisers as to whether an investment in these Trigger PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Trigger PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Trigger PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $28.50 for each Trigger PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA

March 2018	Page 23

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.
Validity of the Trigger PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Trigger PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2017

March 2018	Page 24

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of Worst Performing of the SPDR® S&P® Bank ETF and the Industrial Select Sector SPDR® Fund due March 31, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for PLUS or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

March 2018	Page 25